Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4321

ir@formfactor.com

FormFactor, Inc. Reports Third Quarter Results

LIVERMORE, Calif. — November 1, 2012 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2012 that ended on September 29, 2012. Quarterly revenues were $41.3 million, down 25% from $54.8 million in the second quarter of fiscal 2012, and down 21% from $52.1 million in the third quarter of fiscal 2011.

On a GAAP basis, net loss for the third quarter of fiscal 2012 was $(14.5) million, or $(0.29) per fully-diluted share, compared to a net loss for the second quarter of fiscal 2012 of ($4.2) million or $(0.08) per fully-diluted share, and a net loss for the third quarter of fiscal 2011 of $(9.9) million or $(0.20) per fully-diluted share. The results for the third quarter of fiscal 2012 include restructuring charges, net of related income-tax impact, in the amount of $2.5 million, or $0.05 per fully diluted share.  The results for the third quarter of fiscal 2011 include restructuring charges, net of related income-tax impact, in the amount of $0.3 million or $0.01 per fully diluted share.

On a Non-GAAP basis, net loss for the third quarter of fiscal 2012 was $(7.7) million, or $(0.15) per fully-diluted share, compared to a net loss for the second quarter of fiscal 2012 of $(0.5) million or $(0.01) per fully-diluted share, and a net loss for the third quarter of fiscal 2011 of $(6.2) million or $(0.12) per fully-diluted share. A reconciliation of GAAP to non-GAAP net loss and net loss per share is provided in the schedules included below.

Cash usage for the third quarter of fiscal 2012 was $1.6 million, compared to cash usage of $2.6 million for the second quarter of fiscal 2012 and cash usage of $8.6 million for the third quarter of fiscal 2011. There was no stock buyback during the third quarter of fiscal 2012, compared to a stock buyback of $5.5 million for the third quarter of fiscal 2011.

“We saw softening demand in Q3 in the personal computer and mobile device markets, which negatively impacted our business,” said Tom St. Dennis, CEO of FormFactor. “We continued our focus on operational efficiencies during Q3, and also undertook a transformational strategic step through our acquisition of Micro-Probe, which closed on October 16th.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through November 3, 2012, 9:00 p.m. Pacific Daylight Time, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 35897047. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM ) is a leader in advanced wafer test solutions. The company’s advanced wafer probe cards enable semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor’s acquisition of MicroProbe creates the leading wafer test solution provider for both memory and non-memory semiconductor manufacturers. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: our ability to successfully integrate and realize the anticipated benefits of the Micro-Probe acquisition; risks around customers’ engagement with the newly combined entities; risks of the company’s ability to meet customers’ test roadmaps; risks of the company’s ability to realize further operational efficiencies; personnel retention; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, and subsequent SEC filings, including the company’s Quarterly Reports on Forms 10-Q. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year to Date
	September 29,	September 24,	September 29,	September 24,
	2012	2011	2012	2011

Revenues	$41,262	$52,115	$130,881	$139,101
Cost of revenues	33,110	40,141	102,406	113,168
Gross profit	8,152	11,974	28,475	25,933

Operating expenses:
Research and development	8,573	10,423	30,355	32,861
Selling, general and administrative	11,594	11,200	34,273	34,741
Restructuring charges, net	2,481	258	2,584	197
Impairment of long-lived assets	143	100	372	451
Total operating expenses	22,791	21,981	67,584	68,250
Operating loss	(14,639)	(10,007)	(39,109)	(42,317)

Interest income, net	163	335	557	1,128
Other income (expense), net	171	(75)	1,127	135
Loss before income taxes	(14,305)	(9,747)	(37,425)	(41,054)
Provision for (benefit from) income taxes	173	157	1,276	(2,048)

Net loss	$(14,478)	$(9,904)	$(36,149)	$(39,006)

Net loss per share:
Basic and Diluted	$(0.29)	$(0.20)	$(0.73)	$(0.77)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	50,154	50,747	49,805	50,719

Reconciliation of Non-GAAP Net Loss:

	Three Months Ended		Year to Date
	September 29,	September 24,	September 29,	September 24,
	2012	2011	2012	2011

GAAP net loss	$(14,478)	$(9,904)	$(36,149)	$(39,006)
Stock-based compensation, net of related income-tax impact *	2,968	3,339	9,489	9,661
Restructuring charges, net of related income-tax impact *	2,481	258	2,584	197
Acquisition costs, net of related income-tax impact *	1,175	—	1,175	—
Impairment of long-lived assets, net of related income-tax impact *	143	100	372	451
Income tax valuation allowance release	—	—	—	(2,450)
Non-GAAP net loss	$(7,711)	$(6,207)	$(22,529)	$(31,147)

Non-GAAP net loss per share:
Basic and Diluted	$(0.15)	$(0.12)	$(0.45)	$(0.61)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	50,154	50,747	49,805	50,719

*  There was no related income-tax impact to stock-based compensation, restructuring and impairment charges in fiscal 2012 and fiscal 2011 as a result of the valuation allowance recorded after the second quarter of fiscal 2009.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 29,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$162,062	$139,049
Marketable securities	114,101	157,642
Accounts receivable, net	16,891	12,662
Inventories	20,054	18,092
Deferred tax assets	729	1,162
Prepaid expenses and other current assets	6,367	8,368
Total current assets	320,204	336,975
Restricted cash	318	317
Property, plant and equipment, net	32,912	35,132
Deferred tax assets	5,902	5,954
Other assets	3,495	4,693
Total assets	$362,831	$383,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,856	$9,731
Accrued liabilities	17,412	13,966
Income taxes payable	434	100
Deferred revenue	6,093	4,798
Total current liabilities	34,795	28,595
Long-term income taxes payable	1,355	4,112
Deferred rent and other liabilities	4,228	3,712
Total liabilities	40,378	36,419
Stockholders’ equity:
Common stock and capital in excess of par value	663,923	652,074
Accumulated other comprehensive income	2,800	2,700
Accumulated deficit	(344,270)	(308,122)
Total stockholders’ equity	322,453	346,652
Total liabilities and stockholders’ equity	$362,831	$383,071